EXHIBIT 5.14

CONSENT OF LUIS VASQUEZ

United States Securities and Exchange Commission

Ladies and Gentlemen:

The undersigned hereby consents to the use of their report entitled “Technical Report on the New Afton Mine, British Columbia, Canada” dated February 28, 2020, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of New Gold Inc.

Dated this 13th day of May, 2024

/s/ Luis Vasquez
Name:	Luis Vasquez, M.Sc., P.Eng.
Title:	Senior Hydrotechnical Engineer,
SLR Consulting (Canada) Ltd.